Exhibit 32

                           COGENCO INTERNATIONAL, INC.

                   Certification pursuant to 18 U.S.C.ss.1350
                           Principal Executive Officer


         To my knowledge: the annual report on Form 10-KSB for the period ended March 31, 2004, containing financial statements for the period then ended, fully complies with the requirements of Section 13(a) of the Securities Act of 1934; and the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of Cogenco International, Inc. for the periods presented.



June 22, 2004


/s/  David W. Brenman
-----------------------------
     David W. Brenman, Chief Executive
     Officer and Chief Financial Officer